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PROSPECTUS Dated                        Pricing Supplement No. 2
December 19, 2008                               February 9, 2009



                    U.S. $10,000,000,000              Rule 424 (b)(3)
                                                 Registration Statement
              FORD MOTOR CREDIT COMPANY LLC          No. 333-156360


                FLOATING RATE DEMAND NOTES


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                Interest Rate Per Annum
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Period      Tier One Notes    Tier Two Notes    Tier Three Notes
Beginning   Under $15,000     $15,000-$50,000     Over $50,000
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2/9/2009        3.45%             3.60%                3.75%